                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Dobson Communications Corporation (and all references to our Firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
April 29, 1999